Exhibit 4.1

Execution Version

EXCHANGE AND TERMINATION AGREEMENT

This EXCHANGE AND TERMINATION AGREEMENT (this “Agreement”) dated as of July 23, 2018, is by and among Aerie Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), Deerfield Private Design Fund III, L.P. (“DPD III”), Deerfield Partners, L.P. (“DP”) and Deerfield Special Situations Fund, L.P. (“DSS” and, together with DPD III and DP, the “Purchasers”). The Purchasers and the Borrower are referred to herein collectively as the “Parties.” Capitalized terms used herein which are defined in the Purchase Agreement (as defined below), unless otherwise defined herein, shall have the meanings ascribed to them in the Purchase Agreement.

RECITALS:

A. The Borrower and the Purchasers have entered into that certain Note Purchase Agreement, dated as of September 8, 2014, as amended by the First Amendment to Note Purchase Agreement, dated as of December 28, 2016 (as amended, the “Purchase Agreement”), pursuant to which the Borrower issued and sold to the Purchasers or their predecessors in interest $125,000,000 aggregate principal amount of Notes.

B. As of the date of this Agreement, (i) there are outstanding $125,000,000 aggregate principal amount of Notes, which are held by the Purchasers as set forth in Schedule I; and (ii) the aggregate amount of accrued and unpaid Interest on the Notes to the date of this Agreement is $ $137,842.47 (the “Interest Amount”). The Notes mature, subject to the terms thereof and the terms of the Purchase Agreement, on September 30, 2021 (the “Maturity Date”).

C. As of the date of this Agreement, the Notes are convertible, at the election of the holder thereof, into an aggregate of 5,040,323 shares of Common Stock (the “Final Conversion Shares”) at any time prior to the Maturity Date.

D. Pursuant to this Agreement (and subject to the terms and conditions hereof), the Borrower and the Purchasers have agreed that (i) the Purchasers shall convert the entire outstanding principal amount of their Notes into the Final Conversion Shares in accordance with the terms of the Notes, (ii) in exchange for the Purchasers’ tender of their Notes for conversion on the date hereof pursuant to this Agreement, the Borrower will issue to the Purchasers an additional aggregate of 329,124 shares of Common Stock (the “Additional Shares” and together with the Final Conversion Shares, the “Exchange Shares”), (iii) the Borrower shall pay the Interest Amount to the Purchasers in cash, and (iv) upon the issuance of the Exchange Shares by the Borrower to the Purchasers and the payment of the Interest Amount by the Borrower to the Purchasers, the Purchase Agreement, the Notes and the other Note Documents shall be terminated and cancelled, as applicable; provided that, notwithstanding the foregoing, at the Effective Time (as defined below), the security interests and other liens granted to or held by the Purchasers in the Collateral shall be terminated, released and discharged.

E. Contemporaneously herewith, the Parties are executing and delivering a Registration Rights Agreement (the “Registration Rights Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I.

PAYMENT OF INTEREST AMOUNT AND EXCHANGE

Section 1.01. Payment of Interest Amount. Substantially concurrently with the execution and delivery of this Agreement by the Parties, the Borrower shall pay to each Purchaser, in cash, by wire transfer of immediately available funds to an account or accounts designated by such Purchaser via electronic mail at least forty-eight (48) hours in advance, the amount set forth opposite such Purchaser’s name on Schedule I hereto, representing such Purchaser’s Pro Rata Share (as defined below) of the Interest Amount. “Pro Rata Share” means, with respect to each Purchaser, the percentage set forth opposite such Purchaser’s name on Schedule I hereto.

Section 1.02. Exchange Shares. Subject to the terms and conditions hereof, (i) each Purchaser hereby agrees to convert the entire outstanding principal amount of its Notes into the number of Final Conversion Shares set forth opposite such Purchaser’s name on Schedule I hereto in accordance with the terms of the Notes (but without giving effect to the 9.985% Cap (as defined in the Notes)), and (ii) the Borrower hereby agrees to issue to each Purchaser the number of (a) Final Conversion Shares set forth opposite such Purchaser’s name on Schedule I hereto, in satisfaction of the Borrower’s conversion obligation under the Notes and (b) Additional Shares set forth opposite such Purchaser’s name on Schedule I hereto.

Section 1.03. Exchange; Effectiveness; Delivery of Shares. The conversion of the Notes into the Final Conversion Shares and the issuance of the Additional Shares shall be conducted in the manner set forth in this Section 1.03 in lieu of Section 2(c) of the Notes (and without giving effect to the 9.985% Cap). The payment of the Interest Amount and the issuance of the Exchange Shares shall be effectuated by the exchange of the Notes therefor (such payment, issuance and exchange being collectively referred to herein as the “Exchange”). The Exchange shall be deemed effective and consummated immediately upon the execution and delivery of this Agreement by the Parties on the date hereof (the “Effective Time”). No later than one (1) Business Day after the date hereof, the Borrower shall cause the transfer agent for the Common Stock (including any successor thereto, the “Transfer Agent”) to (i) credit the aggregate number of Final Conversion Shares to which each Purchaser is entitled pursuant to the Notes to such Purchaser’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system per the account information provided by such Purchaser via electronic mail at least forty-eight (48) hours in advance and (ii) to issue and deliver to each Purchaser a certificate representing the aggregate number of Additional Shares to which such Purchaser is entitled pursuant to Section 1.02, which certificate shall bear the Restrictive Legend (as defined below). For the avoidance of doubt, (a) as of the Effective Time, each Purchaser shall be deemed for all corporate purposes to have become the legal and record holder of its Exchange Shares without any further action by any party and, in the case of the Final Conversion Shares, without the need for a separate Conversion Notice (as defined in the Notes) and (b) all of the Exchange Shares shall, for all purposes, be deemed to have been issued simultaneously as part of a single transaction occurring at the Effective Time, and no Party shall make any assertion to the contrary. In the event that any Exchange Shares are not delivered on a timely basis in accordance herewith, the Purchasers shall have the right to rescind and terminate any or all of this Agreement and the transactions contemplated hereby, to exercise any of the remedies available under the Notes in the event of any failure to timely deliver Conversion Shares (as defined in the Notes), as if the Exchange Shares were Conversion Shares, and/or to exercise any and all other rights and remedies available at law or in equity. The Borrower shall promptly deliver to the Transfer Agent any documentation necessary to effect the issuance of the Final Conversion Shares and the Additional Shares in accordance herewith.

ARTICLE II.

TERMINATION OF PURCHASE AGREMENT AND NOTES

Section 2.01. Termination of Purchase Agreement. Subject to the terms and conditions hereof, effective upon receipt by the Purchasers of the Exchange Shares and the Interest Amount, (a) the Purchase Agreement, the Notes and the other Note Documents shall, automatically and without further action by any Person, terminate and shall have no further force or effect (and the Notes shall be deemed cancelled), provided that such termination shall not affect the meaning of terms defined therein for purposes of this Agreement or the Registration Rights Agreement, provided further that, notwithstanding the foregoing, at the Effective Time, all security interests and other liens granted to or held by the Purchasers in the Collateral shall, automatically and without further action by any Person, be terminated, released and discharged; and (b) all principal and Interest payable under the Notes and the Purchase Agreement shall be deemed repaid and satisfied in full and discharged, and promptly following such receipt, each Purchaser shall deliver, or cause to be delivered, its Notes to the Borrower.

Section 2.02. Release of Liens. Each Purchaser agrees to take all steps reasonably requested by the Borrower as may be necessary to release all security interests and other liens granted to or held by such Purchaser in the Collateral and hereby authorizes the Borrower to file any necessary UCC-3 termination statements or other documents that may be necessary or appropriate to effectuate, evidence or reflect the termination, release and discharge of the security interests and liens created by the Purchase Agreement, the Notes and the other Note Documents.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Borrower as of the date of this Agreement as follows:

(a) Organization and Good Standing. Such Purchaser is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Authority. Such Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Purchaser and no further action is required in connection herewith or therewith.

(c) Valid and Binding Agreement. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(d) Non-Contravention. The execution and delivery of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of such Purchaser’s partnership agreement or other organizational or charter documents, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental authority to which such Purchaser is subject, or by which any of such Purchaser’s Notes is bound or affected.

(e) Offering of Exchange Shares; Securities Laws Obligations.

(i) Such Purchaser has held such Purchaser’s Notes of record and beneficially for a period of at least one (1) year for purposes of Rule 144 under the Securities Act and is not, and during the three-month period prior to the date hereof has not been, an “affiliate” (as defined in Rule 144 under the Securities Act) of the Borrower.

(ii) Such Purchaser understands that the Exchange Shares are being offered, sold, issued and delivered to it in reliance upon specific exemptions from registration or qualification under federal and applicable state securities laws and that the Borrower is relying in part upon the truth and accuracy of, and such Purchasers’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Exchange Shares.

(iii) The Additional Shares to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, except pursuant to sales registered or exempted under the Securities Act, and such Purchaser has no agreement or understanding, directly or indirectly, or present intention of selling, granting any participation in, or otherwise distributing the Additional Shares in violation of applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Exchange Shares for any period of time and such Purchaser reserves the right to dispose of the Exchange Shares at any time in accordance with all applicable federal and state securities laws.

(iv) Such Purchaser can bear the economic risk and complete loss of its investment in the Exchange Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(v) Such Purchaser understands that the Additional Shares constitute “restricted securities” (as defined in Rule 144 under the Securities Act) under the U.S. federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(vi) Such Purchaser did not learn of the investment in the Exchange Shares as a result of any general solicitation or general advertising.

(vii) Such Purchaser is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

(viii) Since the date of the Expense Reimbursement Agreement (as defined below) through the date hereof, no Purchaser has traded in Common Stock.

(f) Ownership of the Notes. Such Purchaser is the record and beneficial owner of, and has good and valid title to, such Purchaser’s Notes, free and clear of all Liens, and has full power to dispose thereof and to exercise all rights thereunder (other than as restricted by the Note Documents), without the consent or approval of, or any other action on the part of, any other Person. Other than the transactions contemplated by this Agreement, there is no outstanding contract, vote, plan, pending proposal or other right of any Person to acquire such Purchaser’s Notes or any portion thereof.

Section 3.02. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Purchasers as of the date of this Agreement as follows:

(a) Organization and Good Standing. The Borrower is an entity duly incorporated, validly existing and in good standing under the laws of the state of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Authority. The Borrower has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Registration Rights Agreement by the Borrower and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Borrower, and no further corporate action of the Borrower, its board of directors or stockholders is required in connection herewith.

(c) Consents. The Borrower is not required to obtain any consent from, authorization or order of, or make any filing or registration with any Governmental Authority in order for it to execute, deliver or consummate the transactions contemplated by this Agreement and the Registration Rights Agreement in accordance with the terms hereof and thereof, except (i) any filings required by applicable state securities laws, (ii) any filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iii) filings contemplated by the Security Agreement, (iv) filings contemplated by the Registration Rights Agreement, and (v) those that have been made or obtained prior to or as of the date of this Agreement. The Borrower has submitted any requisite notice to the Principal Trading Market for the issuance of the Exchange Shares.

(d) Valid and Binding Agreement. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Borrower and constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(e) Non-Contravention. The execution and delivery of this Agreement and the Registration Rights Agreement by the Borrower and the consummation by the Borrower of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Borrower’s certificate of incorporation or bylaws, (ii) result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental authority to which the Borrower is subject, or by which any asset of the Borrower is bound or affected, or (iii) violate, conflict with, result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien (other than Permitted Liens) on any assets of the Borrower pursuant to, any agreement to which the Borrower is a party or by which the Borrower is bound or to which any of the assets of the Borrower is subject, except in the case of clauses (ii) and (iii) above, for any such violation, conflict or breach that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (it being agreed that for purposes of the definition of “Material Adverse Effect” this Agreement and the Registration Rights Agreement shall constitute “Note Documents”).

(f) Issuance of Shares. The Exchange Shares are duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Borrower, and will not be issued in violation of, or subject to, any preemptive or similar rights of any Person.

(g) SEC Reports; Principal Trading Market. The Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2018 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Borrower has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of trading of the Common Stock on the Principal Trading Market.

(h) Not a Shell Company. The Borrower is not, and has not been at any time previously, an issuer identified in Rule 144(i) under the Securities Act.

(i) Certain Fees. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for any brokerage or finder’s fees or commissions that may be due in connection with the transactions contemplated hereby.

(j) Exemption from Registration. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.01, no registration under the Securities Act or any state securities laws is required for the offer and issuance of the Exchange Shares by the Borrower to the Purchasers as contemplated hereby. The issuance of the Exchange Shares will not contravene, or require stockholder approval pursuant to, the rules and regulations of the Principal Trading Market. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.01, the Final Conversion Shares will be freely tradeable by each Purchaser without restriction or limitation (including any volume limitation) or any current public information requirement, pursuant to Rule 144 under the Securities Act, and the Final Conversion Shares will not contain or be subject to any legend or stop transfer instructions, in each case, restricting the sale or transferability thereof.

(k) No Integrated Offering. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.01, none of the Borrower, nor, to the Borrower’s knowledge, any of its Affiliates or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering and issuance of the Exchange Shares to be integrated with prior offerings by the Borrower (i) for purposes of the Securities Act and which would require the registration of any such securities under the Securities Act, or (ii) for purposes of any applicable stockholder approval provisions of the Principal Trading Market and which would require stockholder approval for the issuance of any Exchange Shares.

ARTICLE IV.

COVENANTS

Section 4.01. Legends.

(a) Restrictive Legend. Each Purchaser understands that until such time as the resale of the Additional Shares has been registered under the Securities Act as contemplated by the Registration Rights Agreement or the Additional Shares otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Additional Shares may bear a restrictive legend in substantially the following form (the “Restrictive Legend”):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE

SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(b) Removal of Restrictive Legends. The certificates evidencing the Additional Shares shall not contain any legend restricting the transfer thereof (including the legend set forth above in Subsection 4.01(a)): (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the resale of such Additional Shares by the Purchaser is effective under the Securities Act, or (B) following any sale of such Additional Shares pursuant to Rule 144, or (C) if such Additional Shares are eligible for sale under rule 144(b)(1), or (D) at any time on or after the date hereof that a Purchaser certifies that it is not an “affiliate” (as defined in Rule 144 under the Securities Act) and that such Purchaser’s holding period for purposes of Rule 144 under the Securities Act and subsection (d)(3)(iii) thereof with respect to such Additional Shares is at least six (6) months, or (E) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). Each Purchaser agrees that the removal of the restrictive legend from the Additional Shares in accordance with the immediately preceding sentence is predicated upon the Borrower’s reliance that (i) such Purchaser will dispose of such Additional Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such Additional Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein. Promptly following the Registration Effective Date (as defined below) or such other time as any of the Unrestricted Conditions have been satisfied, the Borrower agrees to effect the removal of the legend thereunder. The Borrower agrees that, following the Registration Effective Date or such other time as any of the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 4.01(b), it will, no later than two (2) Trading Days following the delivery by the Purchaser to the Borrower or the Transfer Agent of any certificate representing Additional Shares, as applicable, issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Additional Shares to such Purchaser’s or its designee’s balance account with DTC through its DWAC system, free from all restrictive and other legends and stop transfer instructions. For purposes hereof, “Registration Effective Date” shall mean the date that the first Registration Statement that the Borrower is required to file pursuant to the Registration Rights Agreement has been declared effective by the SEC.

Section 4.02. Disclosure; Confidentiality. On or before 9:00 a.m., New York time, on the date hereof (the “8-K Filing Deadline”), the Borrower shall file a Current Report on Form 8-K describing all the material terms of this Agreement and the Registration Rights Agreement and disclosing any other presently material non-public information (if any) provided or made available to any Purchaser (or any Purchaser’s agents or representatives) on or prior to the date hereof (the “8-K Filing”) and including as an exhibit to the 8-K Filing this Agreement and the Registration Rights Agreement. From and after the 8-K Filing Deadline, the Borrower shall have disclosed all material, non-public information (if any) provided or made available to any Purchaser (or any Purchaser’s agents or representatives) by Borrower or any of its respective officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Agreement or otherwise on or prior to the date hereof. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, after giving effect to the 8-K Filing, the Borrower expressly acknowledges and agrees that no Purchaser shall have (unless expressly agreed to by a particular Purchaser after the date hereof in a written definitive and binding agreement executed by the Borrower and such particular Purchaser or customary oral (confirmed by e-mail) “wall-cross” agreement (it being understood and agreed that no Purchaser may bind any other Purchaser with respect thereto)), any duty of trust or confidence with respect, or a duty not to trade on the basis of, any information regarding the Borrower.

Section 4.03. Taxes. The Borrower shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from the issuance of Exchange Shares under this Agreement.

ARTICLE V.

MISCELLANEOUS

Section 5.01. Entire Agreement. This Agreement and the Registration Rights Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both oral and written, among the Purchasers and the Borrower with respect to the subject matter hereof and thereof (other than that certain Expense Reimbursement Agreement, dated June 15, 2018 (the “Expense Reimbursement Agreement”), by and between the Borrower and Deerfield Management Company, L.P., which remains in effect). The Parties hereby agree that nothing in this Agreement or in the execution or performance thereof shall constitute a breach, violation or default of any provision contained in the Note Purchase Agreement, the Notes or any other Note Document.

Section 5.02. Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by all of the parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.03. Successors and Assigns. All of the covenants and provisions of this Agreement by or for the benefit of the Purchasers or the Borrower shall bind and inure to the benefit of their respective successors and permitted assigns. No party hereunder may assign its rights or obligations hereunder without the prior written consent of the other parties hereto; provided, that each Purchaser (and each successor or assign of a Purchaser) shall be entitled to assign its rights hereunder to one or more Affiliates of such Purchaser without the consent of the Borrower.

Section 5.04. Notices. Any notice to be given by any party to this Agreement shall be given in writing and be effected as provided in Section 6.1 of the Purchase Agreement.

Section 5.05. Applicable Law; Consent to Jurisdiction.

(a) This Agreement and all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the laws of the State of New York without regard to its choice or conflicts of laws principles.

(b) The parties hereto agree that all claims, controversies and disputes of any kind or nature relating in any way to the enforcement or interpretation of this Agreement or the Registration Rights Agreement or to the parties’ dealings, rights or obligations in connection herewith, shall be brought exclusively in the state and federal courts sitting in The City of New York, borough of Manhattan. With respect to any such claims, controversies or disputes, each of the Parties hereby irrevocably:

(i) submits itself and its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action in any court or tribunal other than the aforesaid courts;

(ii) waives, and agrees not to assert in any suit, action or proceeding, (a) any claim that it is not personally, or the subject matter of such claim is not, subject to the jurisdiction of any such court, (b) that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding or (c) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and

(iii) WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE REGISTRATION RIGHTS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE REGISTRATION RIGHTS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.05.

Notwithstanding the foregoing in this Section 5.05, a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

Section 5.06. Counterparts; Effectiveness. This Agreement and any amendment hereto may be executed and delivered in any number counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 5.07. No Third Party Beneficiaries. Except as provided in Section 5.09, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties to this Agreement) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 5.08. Specific Performance. The Parties agree that irreparable damage would occur and that the parties to this Agreement would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without the necessity of posting bond or other security or showing actual damages, and this being in addition to any other remedy to which they are entitled at law or in equity.

Section 5.09. Indemnification. The Borrower hereby agrees to indemnify, defend, hold harmless and reimburse each of the Purchasers and their respective managers, directors, officers, employees, agents, advisors and Affiliates and its and their respective successors, heirs and assigns (each of whom shall be deemed an express third party beneficiary of this Section 5.09), from and against any losses, costs, claims, damages, liabilities or expenses (including reasonable attorneys’ and professional fees and other expenses of litigation) arising out of claims, suits, actions or demands, or settlements or judgments arising therefrom as a result, or arising out of, any breach by the Borrower of a representation, warranty, covenant or agreement of the Borrower contained in this Agreement.

Section 5.10. Effect of Headings. The section and subsection headings herein are for convenience only and not part of this Agreement and shall not affect the interpretation hereof.

Section 5.11. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby.

Section 5.12. Further Assurances. The Borrower hereby agrees, from time to time, as and when requested by any Purchaser, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, and to take or cause to be taken such further or other action, as are necessary to carry out the intent and purposes of this Agreement.

Section 5.13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 5.14. Interpretative Matters. Unless otherwise indicated or the context otherwise requires, (i) all references to Articles, Sections or Schedules are to Articles, Sections, or Schedules contained in or attached to this Agreement, (ii) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iii) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (iv) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first written above.

THE BORROWER:

AERIE PHARMACEUTICALS, INC.

By:	/s/ Richard J. Rubino
Name: Richard J. Rubino
Title: Chief Financial Officer

[Signature page to Exchange and Termination Agreement]

THE PURCHASERS:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By: Deerfield Mgmt III, L.P., its General Partner
By: J.E. Flynn Capital III, LLC, its General Partner

By:	/s/ David Clark
Name: David Clark
Title: Authorized Signatory

DEERFIELD PARTNERS, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David Clark
Name: David Clark
Title: Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David Clark
Name: David Clark
Title: Authorized Signatory

[Signature page to Exchange and Termination Agreement]

Schedule I

	Outstanding Principal	Pro Rata Share	Final Conversion Shares	Total Exchange Shares	Interest Amount
Deerfield Private Design Fund III, L.P.	$90,000,000	72.00%	3,629,032	3,866,001	$99,246.58
Deerfield Partners, L.P.	$25,000,000	20.00%	1,008,065	1,073,890	$27,568.49
Deerfield Special Situations Fund, L.P.	$10,00,000	8.00%	403,226	429,556	$11,027.40

Total	$125,000,000	100.00%	5,040,323	5,369,447	$137,842.47